UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM S-8


           FOR REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     PREMIER DEVELOPMENT & INVESTMENT, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)


                              Nevada     52-2312117
                ----------------------     ----------------------
              (State or other jurisdiction of     (I.R.S. Employer
            incorporation or organization)     Identification Number)


             504 Beebe Ct., Frederick, MD                      21703
          -------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)


                             Employee Stock Options
                          -----------------------------
                            (Full title of the plan)


                                Victoria Carlton
                             Treasurer and Secretary
                     Premier Development & Investment, Inc.
                                  504 Beebe Ct.
                              Frederick, MD  21703
                     ---------------------------------------
                     (Name and address of agent for service)


                                  813-784-3442
         --------------------------------------------------------------
         (Telephone number, including area code, of agent for services)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of Each                         Proposed        Proposed
Class of                               Maximum         Maximum       Amount of
Securities to be    Amount to be   Offering Price     Aggregate    Registration
Registered           Registered      Per Share      Offering Price      Fee
-------------------------------------------------------------------------------
Common stock,
class A, $0.001
par value,
underlying
outstanding
options            1,370,000     $      0.22(1)  $    302,500       $    72.30
-------------------------------------------------------------------------------
   Total                                                            $    72.30


(1) The maximum offering price per share of our common stock, class A, has been calculated pursuant to Rule 457(h) and is based on the average exercise price of the outstanding stock options.


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents, which have been filed with the Commission, are incorporated herein by reference:

     1. Our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 dated November 14, 2001;

     2. The description of our securities contained in our Registration Statement on Form 8-A filed with the Commission on July 19, 2001 under
        Section 12(g) of the Exchange Act (File No. 000-33005), including any amendment or report filed for the purpose of updating such description; and

     3. Our quarterly report on Form 10-QSB for the period ending September 30, 2001.

     All documents filed by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorney's fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection wit the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     Article VI of our Articles of Incorporation provides that our directors and officers shall be protected from personal liability to the fullest extent permitted by law. Additionally, Article X of our Bylaws contains provisions for the indemnification of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons by and through the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed.

Not Applicable.


Item 8.  Exhibits.

Exhibit
Number     Description
-------     -----------

4.1     Stock Option Agreement with Cary Grider.
4.2     Stock Option Agreement with Victoria Carlton.
4.3     Stock Option Agreement with Eric Boyer.
4.4     Stock Option Agreement with J. Scott Sitra of Stag Financial Group, Inc.
4.5     Stock Option Agreement with James Trent of Paragon Communications, Ltd.
4.6     Stock Option Agreement with Andrew Jones.
4.7     Stock Option Agreement with Adon Sitra.
4.8     Stock Option Agreement with Al Delisle.

4.9     Stock Option Agreement with Julie Logan.
4.10     Stock Option Agreement with John Floyd.
4.11     Stock Option Agreement with Joel Munguia.
4.12     Stock Option Agreement with Jay Hepp.
4.13     Stock Option Agreement with Timothy Swyhart.
5.1     Opinion and Consent of Andrew L. Jones, Esq.
23.1     Consent of Baumann, Raymondo & Company, PA.
23.2     Consent of Andrew L. Jones, Esq. (included in Exhibit 5.1 herein)


Item 9.  Undertakings.

The undersigned Registrant hereby undertakes as follows:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

     2. The undersigned Registrant will, for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. The undersigned Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on behalf of the undersigned, thereunto duly authorized, in Austin, Texas, on November 29, 2001.


                              Premier Development & Investment, Inc.
                              (Registrant)



                              By: /s/ Cary Grider
                              -------------------------------------
                              Cary Grider
                              President, Chief Executive Officer and Chairman


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                     Title                            Date
/s/ Cary Grider               President, Chief Executive
----------------------        Officer and Chairman             November 29, 2001
Cary Grider

/s/ Victoria Carlton
----------------------
Victoria Carlton              Director, Secretary,
                              and Treasurer                    November 29, 2001

/s/ Eric R. Boyer             Director                         November 29, 2001
----------------------

 [EXHIBIT 4.1 - STOCK OPTION AGREEMENT WITH CARY GRIDER]

                     [Premier Development & Investment Logo]

  Option to Purchase 250,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Cary Grider ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 250,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 250,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after March 29, 2001, but not later than 12:00 a.m. (midnight), Eastern Standard Time (EST), March 29, 2006.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be five-cents ($0.05) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: March 29, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip


[EXHIBIT 4.2 - STOCK OPTION AGREEMENT WITH VICTORIA CARLTON]

                     [Premier Development & Investment Logo]

  Option to Purchase 250,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Victoria Carlton ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 250,000 shares

("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 250,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after March 29, 2001, but not later than 12:00 a.m. (midnight), Eastern Standard Time (EST), March 29, 2006.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be five-cents ($0.05) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: March 29, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip


[EXHIBIT 4.3 - STOCK OPTION AGREEMENT WITH ERIC BOYER]

                     [Premier Development & Investment Logo]

  Option to Purchase 250,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Eric Boyer ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 250,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 250,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after March 29, 2001, but not later than 12:00 a.m. (midnight), Eastern Standard Time (EST), March 29, 2006.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be five-cents ($0.05) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock

Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: March 29, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman

                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 4.4 - STOCK OPTION AGREEMENT WITH J. SCOTT SITRA OF STAG FINANCIAL GROUP, INC.]

                     [Premier Development & Investment Logo]

  Option to Purchase 250,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, J. Scott Sitra of Stag Financial Group, Inc. ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 250,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 250,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after March 29, 2001, but not later than 12:00 a.m. (midnight), Eastern Standard Time (EST), March 29, 2006.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be five-cents ($0.05) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: March 29, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.

(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 4.5 - STOCK OPTION AGREEMENT WITH JAMES TRENT OF PARAGON
COMMUNICATIONS, LTD.]

                     [Premier Development & Investment Logo]

  Option to Purchase 250,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, James Trent ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 250,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 250,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after March 29, 2001, but not later than 12:00 a.m. (midnight), Eastern Standard Time (EST), March 29, 2006.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be five-cents ($0.05) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: March 29, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip


[EXHIBIT 4.6 - STOCK OPTION AGREEMENT WITH ANDREW JONES]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Andrew Jones ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip

[EXHIBIT 4.7 - STOCK OPTION AGREEMENT WITH ADON SITRA]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Adon Sitra ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip


[EXHIBIT 4.8 - STOCK OPTION AGREEMENT WITH AL DELISLE]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Alfred W. Delisle ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier

Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 4.9 - STOCK OPTION AGREEMENT WITH JULIE LOGAN]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Julie Logan ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman

                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 4.10 - STOCK OPTION AGREEMENT WITH JOHN FLOYD]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, John Floyd ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The

Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.

(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 4.11 - STOCK OPTION AGREEMENT WITH JOEL MUNGUIA]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Joel Munguia ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this

Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip

[EXHIBIT 4.12 - STOCK OPTION AGREEMENT WITH JAY HEPP]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Jay Hepp ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip

[EXHIBIT 4.13 - STOCK OPTION AGREEMENT WITH TIMOTHY SWYHART]

                     [Premier Development & Investment Logo]

   Option to Purchase 15,000 Shares of Common Stock, Class A, $0.001 par value

This is to certify that, for value received, Timothy Swyhart ("Optionee") is entitled to purchase, subject to the provisions of herein, from Premier Development & Investment, Inc., a Nevada corporation ("Company"), 15,000 shares ("Option Stock") of the Company's Common Stock, Class A, $0.001 par value ("Common Stock") at a purchase price per Share as specified in Section 2 hereinafter.

1. Exercise of Option.

A. This Option may be exercised to purchase up to 15,000 shares of Common Stock, in whole or in part, at any time or from time to time on or after May 15, 2001, but not later than 12:00 a.m. (midnight), Eastern Daylight Time (EDT), May 18, 2004.

B. When this Option is exercised, in whole or in part, the Optionee shall deliver to the Company or at the office of its stock transfer agent, if any, this Option with the Purchase Form duly completed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. When this Option is exercised, the Company will promptly issue and deliver the certificates representing the number of shares of Common Stock purchased. If this Option is exercised in part only, the Company shall execute and deliver a new Option evidencing the right of the Optionee to purchase the balance of the Option Stock.

2. Exercise Price. The exercise price shall be two-dollars (US$2.00) per Share of Common Stock.

3. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and/or delivery upon exercise of this Option.

4. Exchange, Assignment or Loss of Option. This Option is exchangeable without expense, at the option of the Optionee, upon presentation and surrender to the Company or to its stock transfer agent, if any, for Options of different denominations entitling the Optionee to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term Option includes any Options issued in substitution for or replacement of this Option, or into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonable satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date. Any such new Option, executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

5. Change in Common Stock. Anything in this Option to the contrary notwithstanding, in case the Company shall at any time subdivide, combine, or otherwise split all the outstanding shares of Common Stock (not including a dividend or other distribution on the Common Stock of the Company, including without limitation a cash, asset or stock dividend) prior to the exercise of this Option, the number of shares and/or exercise price of the Option Stock shall be proportionately adjusted to reflect such change in Common Stock.

6. Officer's Certificate. Whenever the number of shares of Option Stock shall be adjusted as required by the provisions of this Option, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares of Option Stock and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Optionee and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Optionee.

7. Reclassification, Reorganization or Merger. In case of any reclassification, merger, stock for stock exchange, capital reorganization or other change of outstanding shares of Common Stock of the Company, the Company shall cause effective provision to be made so that the Optionee shall have the right thereafter, by exercising this Option, to purchase the kind and amount of shares of stock and other securities and property receivable by the Common Stock Optionees upon such reclassification, merger, stock for stock exchange, capital reorganization or other change. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustment provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock.

8. Registration Under the Securities Act of 1933. The Company will promptly file and maintain a Registration Statement on Form S-8 or other applicable form under the Securities Act of 1933 so as to permit the public resale of all or some portion of the Option Stock in compliance with the Securities Act. The Company shall cooperate in taking such action(s) as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things as may be necessary to permit the public sale or other disposition of such Option Stock by the Optionee. The Company shall comply with the requirements of this Option at its own expense.

9. Restrictions Upon Transfer. This Option is not transferable by the Optionee otherwise than by the laws of descent and distribution. This Option may be exercised by the estate of the Optionee, or by any person who may acquire this Option by bequest or inheritance or by reason of the death of the Optionee.

10. Tax Consequences. Unless otherwise provided for, this Option is granted as a Non-Qualified Stock Option (NSO). Set forth below is a brief summary of some of the federal tax consequences of exercising this Option and disposition of the Option Stock. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE OPTION STOCK.

A.     Exercise of a NSO.   There may be a regular federal income tax liability,
at ordinary income tax rates, upon the exercise of an NSO. If Optionee is an employee of former employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the shares of Common Stock if such withholding amounts are not delivered at the time of exercise; and

B. Disposition of Option Stock. The disposition of Option Stock is generally a taxable event. The tax treatment will depend on whether the Option is a Non-Qualified Stock Option (NSO) or an Incentive Stock Option (ISO), and on the length of time for which the Optionee has held the Option Stock.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THAT ACT.

PREMIER DEVELOPMENT & INVESTMENT, INC.

Date: May 15, 2001
                       By: /s/ Cary Grider
                         -----------------------------------------------
                         Cary Grider
                         President, Chief Executive Officer and Chairman




                              OPTION EXERCISE FORM


Dated: _________________


The undersigned hereby elects to exercise the within Option to the extent of purchasing ___________ Shares, and makes payment of US$___________ in payment of the exercise price.


(Please print)


_________________________________     ________________________________
Signature                         Telephone  Number

_________________________________     ________________________________
Name                              Title

_________________________________
Street

_________________________________
City, State and Zip



[EXHIBIT 5.1 - OPINION AND CONSENT OF ANDREW L. JONES, ESQ.]

                       Law Office of Andrew L. Jones, P.C.
                           A Professional Corporation

                     25 Highland Park Village, Suite 100-708
                              Dallas, Texas  75205
                                  214.559.3125
                              www.texasesquire.com

                                November 29, 2001

Premier Development & Investment, Inc.
504 Beebe Ct.
Frederick, MD  21703

Ladies and Gentlemen:

We have acted as counsel to Premier Development & Investment, Inc., a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8, including exhibits therein (the "Registration Statement") covering up to 1,370,000 shares of the Company's Common Stock, Class A, $0.001 par value underlying issued and outstanding options (the "Shares").

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that assuming the state of the applicable law as it presently exists, the Shares issuable upon the exercise of the outstanding options, will be, upon issuance in accordance with the terms of the outstanding options, legally issued, fully paid and non-assessable under the laws of the State of Nevada.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

This opinion is issued as of the date hereof and we assume no liability for updating it in accordance with future events or changes in the law.

                                   Very truly yours,


                                   /s/ Andrew L. Jones
                                   Andrew L. Jones, Esq.



[EXHIBIT 23.1 - CONSENT OF BAUMANN, RAYMONDO & COMPANY, PA]


                     [Baumann, Raymondo & Company, PA logo]



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Premier Development & Investment, Inc.
    Form S-8

Gentlemen:

We hereby consent to the incorporation by reference into the prospectus constituting part of this registration statement on Form S-8, of our report dated July 3, 2001, relating to the June 30, 2001 financial statements of Premier Development & Investment, Inc., for the period from March 29, 2001 (inception) to June 30, 2001 appearing in the report of Premier Development & Investment, Inc. on Form SB-2 for the period from March 29, 2001 (inception) to June 30, 2001. We also consent to the reference to our firm under the caption "Experts".

Very  truly  yours,


/s/ Baumann, Raymondo & Company, P.A.
BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
November 26, 2001